Exhibit 99.1

Sequential Brands Group Announces 2016 Third Quarter Financial Results

•	Q3 Revenue increased 83% to $42.0 million vs. $23.0 million in the prior year quarter

•	Q3 GAAP diluted EPS of $0.02; Q3 non-GAAP diluted EPS of $0.12

•	Year-to-date Revenue increased 94% to $110.1 million vs. $56.8 million in the prior year

NEW YORK, Nov. 03, 2016 (GLOBE NEWSWIRE) – Sequential Brands Group, Inc. (“Sequential” or the “Company”) (Nasdaq:SQBG) today announced financial results for the third quarter and nine months ended September 30, 2016.

Third Quarter 2016 Results:

Total revenue for the third quarter ended September 30, 2016 increased 83% to $42.0 million, compared to $23.0 million in the prior year comparable quarter. On a GAAP basis, Sequential reported net income of $1.3 million for the third quarter of 2016, or $0.02 per diluted share, compared to $2.7 million, or $0.06 per diluted share, in the prior year comparable quarter. On a non-GAAP basis, Sequential reported net income for the quarter ending September 30, 2016 of $7.5 million, or $0.12 per diluted share, compared to $5.0 million, or $0.12 per diluted share, in the prior year comparable quarter. Adjusted EBITDA (defined in the accompanying Non-GAAP Financial Measures) for the third quarter of 2016 was $24.9 million, compared to $15.7 million in the prior year comparable quarter. See Non-GAAP Financial Measure Reconciliation tables below for a reconciliation of GAAP to non-GAAP measures.

In addition, the Company ended the quarter with approximately $20 million of cash on hand, net of approximately $32 million of balance sheet cash used to help finance the Gaiam acquisition.

Yehuda Shmidman, Sequential’s Chief Executive Officer, commented, “Our business activation team is executing and our portfolio brand health is solid, driven by strong contributions from our core brands Jessica Simpson, William Rast and Heelys, as well as from recently acquired brands including Joe’s Jeans, Martha Stewart, Chef Emeril and Gaiam.”

“Looking ahead, we will invest in strategic areas that we believe are essential to our long term growth. These include building on our international momentum, expanding our digital presence by aligning with e-commerce partners that can significantly propel our brands forward, and continuing to invest in our brands to develop products and support key partnerships so that they remain at the top of consumers’ minds.”

Year-to-Date 2016 Results:

Total revenue for the nine months ended September 30, 2016 increased 94% to $110.1 million, compared to $56.8 million in the prior year comparable period. On a GAAP basis, net income was $0.2 million for the nine months ended September 30, 2016, or $0.00 per diluted share, compared to $2.8 million, or $0.07 per diluted share, in the prior year comparable period. On a non-GAAP basis, net income for the nine months ended September 30, 2016 was $13.7 million, or $0.22 per diluted share, compared to $9.6 million, or $0.23 per diluted share, in the prior year comparable period. Adjusted EBITDA for the nine months ended September 30, 2016 was $58.9 million, compared to $36.1 million in the prior year comparable period. See Non-GAAP Financial Measure Reconciliation tables below for a reconciliation of GAAP to non-GAAP measures.

Financial Update:

For the full year ending December 31, 2016, Sequential is reiterating its revenue guidance of $155 million to $160 million. The Company is now expecting GAAP net income of $7.7 million to $11.0 million and Adjusted EBITDA for 2016 of $83 million to $88 million primarily due to costs associated with its headquarter lease, which were expected to be partially offset, and augmented investment in operating resources in targeted areas of the Company.

For the year ending December 31, 2017, Sequential expects $175 million to $180 million in revenue, GAAP net income of $22.1 million to $25.4 million and $100 million to $105 million of Adjusted EBITDA. The Company’s contractual guaranteed minimum royalties for 2017 are approximately $120 million. Consistent with the Company's historical quarterly results, the Company expects revenue for 2017 to be weighted to the third and fourth quarters due to seasonality in the businesses of many of the Company's licensees.

Additionally, the Company expects to end 2017 with approximately $600 million of net debt.

Investor Call and Webcast:

Management will provide further commentary today, November 3, 2016, on the Company’s financial results via a conference call and webcast beginning at approximately 8:30 am ET. To join the conference call, please dial (877) 407-0789 or visit the investor relations page on the Company’s website www.sequentialbrandsgroup.com.

Non-GAAP Financial Measures:

This press release contains historical and projected measures of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share. The Company defines Adjusted EBITDA as net income attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding interest income or expense, income taxes, depreciation and amortization, acquisition-related costs, non-cash compensation, gain on sale of People's Liberation brand, MSLO Shareholder and pre-acquisition litigation costs, restructuring costs and other non-cash items. Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding acquisition-related costs, mark-to-market adjustments to non-cash stock-based compensation provided to non-employees, gain on sale of People's Liberation brand, write-off of deferred financing costs, restructuring costs, non-cash stock-based compensation recorded in connection with restructuring activities, MSLO Shareholder and pre-acquisition litigation costs and other non-cash items. These non-GAAP metrics are an alternative to the information calculated under U.S. generally accepted accounting principles (“GAAP”), as provided in the reports the Company files with the Securities and Exchange Commission, may be inconsistent with similar measures presented by other companies and should only be used in conjunction with the Company’s results reported according to GAAP. Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We consider these measures to be useful measures of our ongoing financial performance because they adjust for certain costs and other events that the Company believes are not representative of its ongoing business. See below for a reconciliation of these non-GAAP metrics to the most directly comparable GAAP measure.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (Nasdaq:SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands in the fashion, active and home categories. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and around the world. For more information, please visit Sequential’s website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements (“forward-looking statements”) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. The Company’s actual results could differ materially from those stated or implied in forward-looking statements. Forward-looking statements include statements concerning estimates of GAAP net income, Adjusted EBITDA, revenue (including guaranteed minimum royalties), and margins, guidance, plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts,” “projects,” “aims,” “targets,” “may,” “will,” “should,” “can,” “future,” “seek,” “could,” “predict,” the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company’s current views with respect to future events, based on what the Company believes are reasonable assumptions. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that the Company has filed with the Securities and Exchange Commission (the “SEC”); (ii) general economic, market or business conditions; (iii) the Company’s ability to identify suitable targets for acquisitions and to obtain financing for such acquisitions on commercially reasonable terms; (iv) the Company’s ability to timely achieve the anticipated results of recent acquisitions and any potential future acquisitions; (v) the Company’s ability to successfully integrate acquisitions into its ongoing business; (vi) the potential impact of the consummation of recent acquisitions or any potential future acquisitions on the Company’s relationships, including with employees, licensees, customers and competitors; (vii) the Company’s ability to achieve and/or manage growth and to meet target metrics associated with such growth; (viii) the Company’s ability to successfully attract new brands and to identify suitable licensees for its existing and newly acquired brands; (ix) the Company’s substantial level of indebtedness, including the possibility that such indebtedness and related restrictive covenants may adversely affect the Company’s future cash flows, results of operations and financial condition and decrease its operating flexibility; (x) the Company’s ability to achieve its guidance; (xi) continued market acceptance of the Company’s brands; (xii) changes in the Company’s competitive position or competitive actions by other companies; (xiii) licensees’ ability to fulfill their financial obligations to the Company; (xiv) concentrations of the Company’s licensing revenues with a limited number of licensees and retail partners; and (xv) other circumstances beyond the Company’s control. Refer to the section entitled “Risk Factors” set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of important risks, uncertainties and other factors that may affect the Company’s business, results of operations and financial condition. The Company’s stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is not under any obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. Readers should understand that it is not possible to predict or identify all risks and uncertainties to which the Company may be subject. Consequently, readers should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	September 30,	December 31,
	2016	2015
	(Unaudited)
Assets
Current Assets:
Cash	$19,911	$41,560
Restricted cash	1,518	-
Accounts receivable, net	44,205	42,026
Available-for-sale securities	6,671	5,611
Prepaid expenses and other current assets	5,722	5,276
Current assets held for disposition from discontinued operations of wholesale business	83	113
Total current assets	78,110	94,586

Property and equipment, net	8,582	6,547
Intangible assets, net	1,033,742	872,277
Goodwill	305,126	314,288
Other assets	1,743	2,139
Total assets	$1,427,303	$1,289,837

Liabilities and Equity
Current Liabilities:
Accounts payable and accrued expenses	$17,957	$23,722
Current portion of long-term debt	26,225	19,000
Current portion of deferred revenue	5,308	2,157
Total current liabilities	49,490	44,879

Long-term debt, net of current portion	622,946	523,065
Long-term deferred revenue, net of current portion	14,821	-
Deferred tax liability	195,779	184,881
Other long-term liabilities	10,779	10,686
Long-term liabilities held for disposition from discontinued operations of wholesale business	639	677
Total liabilities	894,454	764,188

Commitments and Contingencies

Equity:
Preferred stock Series A, $0.01 par value; 10,000,000 shares authorized; none issued and outstanding at September 30, 2016 and December 31, 2015	-	-
Common stock, $0.01 par value; 150,000,000 shares authorized; 62,546,508 and 60,991,127 shares issued at September 30, 2016 and December 31, 2015, respectively, and 62,474,862 and 60,480,474 shares outstanding at September 30, 2016 and December 31, 2015, respectively	623	605
Additional paid-in capital	501,803	496,179
Accumulated other comprehensive loss	(5,388)	(6,466)
Accumulated deficit	(38,671)	(38,830)
Treasury stock, at cost; 71,646 shares at September 30, 2016 and none at December 31, 2015	(501)	-
Total Sequential Brands Group, Inc. and Subsidiaries stockholders’ equity	457,866	451,488
Noncontrolling interest	74,983	74,161
Total equity	532,849	525,649
Total liabilities and equity	$1,427,303	$1,289,837

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net revenue	$41,952	$22,981	$110,114	$56,833
Operating expenses	20,180	9,960	63,077	30,561
Income from operations	21,772	13,021	47,037	26,272

Other income	150	-	243	700
Interest expense, net	14,742	6,210	36,031	17,162
Income before income taxes	7,180	6,811	11,249	9,810

Provison for income taxes	3,858	2,460	5,276	3,348
Net income	3,322	4,351	5,973	6,462

Net income attributable to noncontrolling interest	(2,022)	(1,623)	(5,814)	(3,617)
Net income attributable to Sequential Brands Group, Inc. and Subsidiaries	$1,300	$2,728	$159	$2,845

Earnings per share attributable to Sequential Brands Group, Inc. and Subsidiaries:
Basic	$0.02	$0.07	$0.00	$0.07
Diluted	$0.02	$0.06	$0.00	$0.07

Weighted-average common shares outstanding:
Basic	62,177	39,782	61,818	39,384
Diluted	63,067	42,106	62,919	41,639

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

	(Unaudited)
	Nine Months Ended September 30,
	2016	2015

Cash Provided By Operating Activities	31,397	14,413
Cash Used In Investing Activities	(151,067)	(203,553)
Cash Provided By Financing Activities	98,021	194,906

Net (Decrease) Increase In Cash	(21,649)	5,766
Cash — Beginning of period	41,560	22,521
Cash — End of period	$19,911	$28,287

Non-GAAP Financial Measure Reconciliation

(in thousands, except earnings per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of GAAP net income to non-GAAP net income:
GAAP net income attributable to Sequential Brands Group, Inc. and Subsidiaries	$1,300	$2,728	$159	$2,845

Adjustments:
Acquisition-related costs (a)	769	2,234	4,318	6,560
Non-cash mark-to-market adjustments to stock-based compensation (b)	(124)	258	(461)	538
Gain on sale of People's Liberation brand (c)	-	-	-	(700)
Write-off of deferred financing costs (d)	273	-	273	2,119
Restructuring costs (e)	434	-	3,212	-
Non-cash stock-based compensation - restructuring (f)	726	-	726	-
MSLO shareholder and pre-acquisition litigation costs (g)	644	-	1,052	-
Other non-cash items (h)	(150)	-	(150)	-
Adjustment to taxes (i)	3,608	(228)	4,526	(1,800)
Total non-GAAP adjustments	6,180	2,264	13,496	6,717

Non-GAAP net income (1)	$7,480	$4,992	$13,655	$9,562

	(Unaudited)		(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of GAAP Diluted EPS to non-GAAP Diluted EPS:
GAAP earnings per share attributable to Sequential Brands Group, Inc. and Subsidiaries	$0.02	$0.06	$0.00	$0.07

Adjustments:
Acquisition-related costs (a)	0.01	0.05	0.07	0.16
Non-cash mark-to-market adjustments to stock-based compensation (b)	(0.00)	0.01	(0.01)	0.01
Gain on sale of People's Liberation brand (c)	-	-	-	(0.02)
Write-off of deferred financing costs (d)	0.00	-	0.01	0.05
Restructuring costs (e)	0.01	-	0.05	-
Non-cash stock-based compensation - restructuring (f)	0.01	-	0.01	-
MSLO shareholder and pre-acquisition litigation costs (g)	0.01	-	0.02	-
Other non-cash items (h)	(0.00)	-	(0.00)	-
Adjustment to taxes (i)	0.06	-	0.07	(0.04)
Total non-GAAP adjustments	0.10	0.06	0.22	0.16

Non-GAAP earnings per share (1)	$0.12	$0.12	$0.22	$0.23

	(Unaudited)		(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of GAAP net income to Adjusted EBITDA:
GAAP net income attributable to Sequential Brands Group, Inc. and Subsidiaries	$1,300	$2,728	$159	$2,845

Adjustments:
Provision for income taxes	3,858	2,460	5,276	3,348
Interest expense, net	14,742	6,210	36,031	17,162
Non-cash compensation	2,149	1,591	5,642	5,646
Depreciation and amortization	1,170	447	3,379	1,257
Acquisition-related costs (a)	769	2,234	4,318	6,560
Gain on sale of People's Liberation brand (c)	-	-	-	(700)
Restructuring costs (e)	434	-	3,212	-
MSLO shareholder and pre-acquisition litigation costs (g)	644	-	1,052	-
Other non-cash items (h)	(150)	-	(150)	-
Total Adjustments	23,616	12,942	58,760	33,273

Adjusted EBITDA (2)	$24,916	$15,670	$58,919	$36,118

(1)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding acquisition-related costs, mark-to-market adjustments to non-cash stock-based compensation provided to non-employees, gain on sale of People's Liberation brand, write-off of deferred financing costs, restructuring costs, non-cash stock-based compensation recorded in connection with restructuring activities, MSLO Shareholder and pre-acquisition litigation costs and other non-cash items. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results.

(2)	Adjusted EBITDA is defined as net income attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding interest income or expense, income taxes, depreciation and amortization, acquisition-related costs, non-cash compensation, gain on sale of People's Liberation brand, MSLO Shareholder and pre-acquisition litigation costs, restructuring costs and other non-cash items. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations.

(a)	Represents acquisition-related costs including legal, advisory and accounting services that are not representative of the Company's day-to-day licensing business.

(b)	Represents the mark-to-market adjustments to non-cash stock-based compensation provided to non-employees.

(c)	Represents the gain on sale of the People's Liberation brand recorded during the first fiscal quarter of 2015.

(d)	Represents the write-off of existing deferred financing costs as a result of the extinguishment of a portion of the Company's loan facilities.

(e)	Represents restructuring charges associated with the Martha Stewart Living Omnimedia, Inc. acquisition and other cost savings initiatives.

(f)	Represents non-cash based stock-based compensation recorded in connection with restructuring activities.

(g)	Represents legal costs related to shareholder and pre-acquisition litigation matters associated with the Martha Stewart Living Omnimedia, Inc. acquisition.

(h)	Reversal of previously estimated accruals.

(i)	Adjustment in 2016 reflects that the Company expects to pay cash income taxes of approximately $1.0 million per year as the Company's net operating losses and other income tax benefits will reduce any additional income tax obligation. Adjustment in 2015 is to reflect a statutory tax rate of 35%.

Non-GAAP Financial Measure Reconciliation - Projected Fiscal Year 2016 and 2017

(in thousands, except earnings per share data)

	(Unaudited)		(Unaudited)
	Projected Fiscal Year 2016		Projected Fiscal Year 2017
	High	Low	High	Low

GAAP net income attributable to Sequential Brands Group, Inc.	$10,969	$7,719	$24,538	$21,288

Adjustments:
Provision for income taxes	5,906	4,156	13,212	11,462
Interest expense, net	50,500	50,500	58,300	58,300
Non-cash compensation	7,793	7,793	3,800	3,800
Depreciation and amortization	4,400	4,400	3,900	3,900
Acquisition-related costs (a)	4,318	4,318	-	-
Restructuring costs (b)	3,212	3,212	-	-
MSLO Shareholder and pre-acquisition litigation costs (c)	1,052	1,052	1,250	1,250
Other non-cash items (d)	(150)	(150)	-	-
Total Adjustments	77,031	75,281	80,462	78,712

Adjusted EBITDA (1)	$88,000	$83,000	$105,000	$100,000

	(Unaudited)		(Unaudited)
	Projected Fiscal Year 2016		Projected Fiscal Year 2017
	High	Low	High	Low

GAAP net income attributable to Sequential Brands Group, Inc.	$10,969	$7,719	$24,538	$21,288

Adjustments:
Acquisition-related costs (a)	4,318	4,318	-	-
Restructuring costs (b)	3,212	3,212	-	-
MSLO Shareholder and pre-acquisition litigation costs (c)	1,052	1,052	1,250	1,250
Other non-cash items (d)	(150)	(150)	-	-
Non-cash mark-to-market adjustments to stock-based compensation (e)	(461)	(461)	-	-
Write-off of deferred financing costs (f)	273	273	-	-
Non-cash stock-based compensation - restructuring (g)	726	726	-	-
Net adjustment for non-cash taxes (h)	4,906	3,156	12,212	10,462
Total non-GAAP adjustments	13,876	12,126	13,462	11,712

Non-GAAP net income (2)	$24,845	$19,845	$38,000	$33,000

Non-GAAP weighted average diluted shares	62,900	62,900	63,500	63,500

	(Unaudited)		(Unaudited)
	Projected Fiscal Year 2016		Projected Fiscal Year 2017
	High	Low	High	Low

GAAP earnings per share attributable to Sequential Brands Group, Inc.	$0.17	$0.12	$0.39	$0.34

Adjustments:
Acquisition-related costs (a)	0.07	0.07	-	-
Restructuring costs (b)	0.05	0.05	-	-
MSLO Shareholder and pre-acquisition litigation costs (c)	0.02	0.02	0.02	0.02
Other non-cash items (d)	-	-	-	-
Non-cash mark-to-market adjustments to stock-based compensation (e)	(0.01)	(0.01)	-	-
Write-off of deferred financing costs (f)	-	-	-	-
Non-cash stock-based compensation - restructuring (g)	0.01	0.01	-	-
Net adjustment for non-cash taxes (h)	0.08	0.06	0.19	0.16
Total non-GAAP adjustments	0.22	0.20	0.21	0.18

Non-GAAP earnings per share (2)	$0.39	$0.32	$0.60	$0.52

(1)	Adjusted EBITDA is defined as net income attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding interest income or expense, income taxes, depreciation and amortization, acquisition-related costs, non-cash compensation, restructuring costs, MSLO shareholder and pre-acquisition litigation costs and other non-cash items. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations.

(2)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding acquisition-related costs, mark-to-market adjustments to non-cash stock-based compensation provided to non-employees, write-off of deferred financing costs, restructuring costs, non-cash stock-based compensation recorded in connection with restructuring activities, MSLO shareholder and pre-acquisition litigation costs, other non-cash items and adjustments for non-cash income taxes. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results.

(a)	Represents acquisition-related costs including legal, advisory and accounting services that are not representative of the Company's day-to-day licensing business.

(b)	Represents restructuring charges associated with the Martha Stewart Living Omnimedia, Inc. acquisition and other cost savings initiatives.

(c)	Represents legal costs related to shareholder and pre-acquisition litigation matters associated with the Martha Stewart Living Omnimedia, Inc. acquisition.

(d)	Reversal of previously estimated accruals.

(e)	Represents the mark-to-market adjustments to non-cash stock-based compensation provided to non-employees.

(f)	Represents the write-off of existing deferred financing costs as a result of the extinguishment of a portion of the Company’s loan facilities.

(g)	Represents non-cash based stock-based compensation recorded in connection with restructuring activities.

(h)	Adjustment reflects that the Company expects to pay cash income taxes of approximately $1.0 million per year as the Company's net operating losses and other income tax benefits will reduce any additional income tax obligation.

For media inquiries, contact:

Sequential Brands Group, Inc.

Jaime Cassavechia

T: +1 212-518-4771 x108

E: jcassavechia@sbg-ny.com

For Investor Relations inquiries, contact:

Sequential Brands Group, Inc.

Katherine Nash

T: +1 512-757-2566

E: knash@sbg-ny.com